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                                                                     EXHIBIT 1.1

                          Medco Health Solutions, Inc.

                     Common Stock, par value $0.01 per share

                         Form of Underwriting Agreement
                         ------------------------------

                                                                __________, 2002

Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
   As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

       The undersigned, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (each, a "Selling Stockholder" and collectively, the "Selling Stockholders"), each hereby confirm their agreement with Medco Health Solutions, Inc., a Delaware corporation (the "Company"), and the Underwriters named in Schedule I hereto (the "Underwriters"), subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 46,700,000 shares (the "Firm Shares") of Common Stock, par value $.01 per share ("Stock"), of the Company. Merck & Co., Inc. ("Merck") hereby confirms its agreement with the Company, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. and J.P. Morgan Securities Inc., at their election, up to 7,005,000 additional shares (the "Optional Shares") of Stock. The Firm Shares and the


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Optional Shares that Goldman, Sachs & Co. and J.P. Morgan Securities Inc. elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

       Merck is currently the sole holder of the Stock. On the date hereof, Merck has entered into an exchange agreement with each of the Selling Stockholders and, in each case, solely with respect to certain sections thereof, the Company (the "Exchange Agreements"), whereby Merck will transfer to each Selling Stockholder a portion of the Firm Shares in exchange for debt obligations of Merck held by each of the Selling Stockholders.

       The Selling Stockholders and the Underwriters, in accordance with the requirements of Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Salomon Smith Barney Inc. as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) in connection with the offering and sale of the Shares. Salomon Smith Barney Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters, the QIU and the Selling Stockholders, that:

           (i) A registration statement on Form S-1 (File No. 333-86392) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
       Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus,

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       in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

           (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the QIU or Merck expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

           (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the QIU or Merck expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

           (iv) The consolidated financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the combined financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data of the Company set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly, in all material respects, the information stated therein and have been derived from the books and records of the Company, and such other financial information and data have been prepared on a basis consistent with such financial statements.

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           (v) The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of income and the related notes thereto set forth in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made;

           (vi) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

           (vii) Neither the Company nor any of its significant subsidiaries within the meaning of Rule 1-02(w)of Regulation S-X of the Commission (each, a "Significant Subsidiary") has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

           (viii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

           (ix) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as


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       described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization;

           (x) This Agreement has been duly authorized, executed and delivered by the Company;

           (xi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

           (xii) The Master Separation and Distribution Agreement between Merck and the Company, dated ___________, (the "Master Separation and Distribution Agreement") has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by Merck, constitutes a valid and binding agreement of the Company; and each of the other agreements described in the Prospectus under the heading "Relationship Between Our Company and Merck & Co., Inc." that has been filed as an exhibit to the Registration Statement, in each case between Merck and the Company (collectively, together with the Master Separation and Distribution Agreement, the "Separation and Transition Agreements"), has been duly authorized and, when executed and delivered by the Company prior to the First Time of Delivery, will be duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Merck, will constitute a valid and binding agreement of the Company;

           (xiii) The compliance by the Company with all of the provisions of this Agreement, the Separation and Transition Agreements and the consummation of the transactions herein and therein contemplated will not
       (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach or violation that would not, individually or in the aggregate, adversely affect the validity of the Shares or have a material adverse effect on the business or assets, or the current or future consolidated financial position, stockholders' equity or results

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       of operations of the Company and its subsidiaries, taken as a whole (a
       "Material Adverse Effect"); (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (C) except for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

           (xiv) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws; and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such default that would not, individually or in the aggregate, have a Material Adverse Effect;

           (xv) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Description of Indebtedness", insofar as they purport to constitute a summary of the terms of the instruments and agreements referred to therein, and under the captions "United States Federal Tax Considerations for Non-United States Holders" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, present fairly in all material respects the matters referred to therein;

           (xvi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

           (xvii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

           (xviii) PricewaterhouseCoopers LLP and Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are

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       independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

           (xix) The Company or one of its subsidiaries currently owns or possesses adequate licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary in any material respect to conduct the business of the Company and its subsidiaries, taken as a whole, as currently conducted in the manner described in the Prospectus (collectively, the "Company Intellectual Property"); and except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any written notice of infringement of the intellectual property rights of others with respect to the Company Intellectual Property, which would reasonably be expected to have a Material Adverse Effect;

           (xx) The Company and each of its subsidiaries has conducted its business in compliance with all the laws, rules and regulations of the jurisdictions in which each such entity is conducting business, except as disclosed in the Prospectus or except for any such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect; without limiting the foregoing, except as disclosed in the Prospectus, the Company and each of its subsidiaries, and each of the pharmacists and physicians employed by the Company and each of its subsidiaries, owns or possesses and is in compliance with the terms, provisions and conditions of all permits, licenses, franchises, operating certificates, orders, authorizations, registrations, qualifications, consents or approvals (including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments or any Authority (as hereinafter defined)) (collectively, "Permits") of any court, arbitrator or arbitral body, or any federal, state or local or foreign governmental agency or self-regulatory authority, department or commission, or any other board, bureau, review board, instrumentality or similar organization or any applicable private accrediting organization (collectively, "Authorities") necessary to own and use the properties and assets of the Company and each of its subsidiaries, respectively, and to conduct their respective businesses, except where the failure to so own, possess or comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; as to the Company and each of its subsidiaries, each such Permit of and from such Authorities is valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company and its subsidiaries, threatened that may cause any such Permit of or from any Authority to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure to own or possess such Permit would not reasonably be expected to have a Material Adverse Effect;

           (xxi) None of the Company or any of its subsidiaries is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances

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       or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances ("Environmental Laws"), is to its knowledge liable for any off-site disposal or contamination pursuant to any Environmental Laws or is the subject of any claim relating to any Environmental Laws, in any such case the effect of which would reasonably be expected to have a Material Adverse Effect; and

           (xxii) Except as disclosed in the Prospectus, the Company has not received written notice of any, and to the actual or constructive knowledge of any officer or director of the Company there are no, material Medicare, Medicaid, or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company or any of its subsidiaries.

       (b) Merck represents and warrants to, and agrees with, each of the Underwriters, the QIU and the Company, that:

           (i) Merck has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to execute and deliver this Agreement, the Exchange Agreements and the Separation and Transition Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby;

           (ii) This Agreement has been duly authorized, executed and delivered by Merck;

           (iii) The Master Separation and Distribution Agreement has been duly authorized, executed and delivered by Merck and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of Merck; and each of the other Separation and Transition Agreements has been duly authorized and, when executed and delivered by Merck prior to the First Time of Delivery, will be duly executed and delivered by Merck and, assuming due authorization, execution and delivery by the Company, will constitute a valid and binding agreement of Merck, enforceable against Merck in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

           (iv) Each of the Exchange Agreements has been duly authorized, executed and delivered by Merck and, assuming due authorization, execution and delivery by Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as the case may be, constitutes a valid and binding agreement of Merck, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

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           (v) All consents, approvals, authorizations and orders necessary for the execution and delivery by Merck of this Agreement, the Separation and Transition Agreements and the Exchange Agreements, and for the sale and delivery of the Shares to be sold by Merck under the Exchange Agreements and this Agreement, have been obtained; and Merck has full right, power and authority (corporate and other) to sell, assign, transfer and deliver the Shares to be sold by Merck under the Exchange Agreements and this Agreement;

           (vi) The sale of the Shares to be sold by Merck under the Exchange Agreements and this Agreement and the compliance by Merck with all of the provisions of this Agreement, the Separation and Transition Agreements and the Exchange Agreements, and the consummation of the transactions herein and therein contemplated, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Merck is a party or by which Merck is bound or to which any of the property or assets of Merck is subject, except for any such conflicts, breaches or violations that would not, individually or in the aggregate, adversely affect the validity of the Shares or have a material adverse effect on the ability of Merck to perform its obligations under this Agreement, the Separation and Transition Agreements or the Exchange Agreements (a "Merck MAE"); (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of Merck; or (C) except for any such violation that would not, individually or in the aggregate, adversely affect the validity of the Shares or have a Merck MAE, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Merck or the property of Merck;

           (vii) Merck has, and immediately prior to the Closing (as defined in Section 1(b) of the Exchange Agreements) Merck will have, good and valid title to the Shares to be sold by Merck under the Exchange Agreements, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares in exchange for the Merck indebtedness pursuant to the Exchange Agreements, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims (other than those arising as a result of the Exchange Agreements or this Agreement), will pass to the Selling Stockholders; Merck has, and immediately prior to the Second Time of Delivery (as defined in Section 4 hereof) Merck will have, good and valid title to the Optional Shares, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Optional Shares in exchange for the Debt Obligations, as defined in Section 2(a), good and valid title to such Optional Shares, free and clear of all liens, encumbrances, equities or claims (other than those arising as a result of the Exchange Agreements or this Agreement), will pass to Goldman, Sachs & Co. and J.P. Morgan Securities Inc.; and other than this Agreement and the Exchange Agreements, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares;

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           (viii) At each time of delivery, (x) the Shares will have been duly and validly authorized and issued, and fully paid and non-assessable and
       (y) the Shares will have been approved for listing on the New York Stock Exchange;

           (ix) Merck has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and the Exchange Agreements and any related transactions, and Merck has not relied on Goldman, Sachs & Co. or J.P. Morgan Securities Inc., or the legal counsel or accounting advisors of Goldman, Sachs & Co. or J.P. Morgan Securities Inc., for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement and the Exchange Agreements or any related transactions;

           (x) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date of this Agreement or described in the Prospectus), without your prior written consent; provided, however, that Merck may distribute its remaining equity interest in the Company to Merck's stockholders in a spin-off described in Section 355 of the Internal Revenue Code as described in the Prospectus at any time after the date 120 days after the date of the Prospectus without your prior written consent;

           (xi) Merck has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

           (xii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by Merck expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

       (c) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters, the QIU and, with respect to Section 1(c)(ii), the Company that:

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           (i) Immediately prior to the First Time of Delivery (as defined in
       Section 4 hereof) such Selling Stockholder will have good and valid title to the Firm Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Firm Shares and payment therefor pursuant hereto, good and valid title to such Firm Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters; and

           (ii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information set forth in the third paragraph under the caption "Underwriting -- The Exchange".

2. (a) Subject to the terms and conditions herein set forth, (i) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of
$....., the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from both of the Selling Stockholders hereunder and (ii) in the event and to the extent that Goldman, Sachs & Co. and J.P. Morgan Securities Inc. shall exercise the election to purchase Optional Shares as provided in paragraph (b) below, Merck agrees to transfer to each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. the number of Optional Shares as to which the election in paragraph (b) below shall have been exercised and each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. agrees to transfer to Merck in exchange for the Optional Shares transferred to it by Merck commercial paper of Merck (the "Debt Obligations"). The purchase price of the Optional Shares shall be the purchase price per share set forth in clause (i) of this paragraph 2(a), and the Debt Obligations shall be valued at their fair market value on the date they are delivered to Merck, as determined by Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merck.

       (b) Merck hereby grants to each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. the right to acquire at its election from Merck up to one-half of the Optional Shares in exchange for the Debt Obligations (at the price per share set forth in Section 2(a) above), for the sole purpose of covering sales of shares by the Underwriters in excess of the number of Firm Shares. Any such election to exchange Debt Obligations for Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. and J.P. Morgan Securities Inc. to Merck, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be transferred by Merck and the date on which such Optional Shares are to be delivered, as determined by Goldman, Sachs & Co. and J.P. Morgan Securities Inc., but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merck otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Firm Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, as their interests may appear. The Optional Shares to be purchased by Goldman, Sachs & Co. and J.P. Morgan Securities Inc. hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to Merck shall be delivered by or on behalf of Merck to Goldman, Sachs & Co., through the facilities of DTC, for the account of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., against transfer by or on behalf of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. of the Debt Obligations.

       (b) The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m.,
New York time, on .........., 2002 or such other time and date as Goldman, Sachs
& Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified in the written notice given by Goldman, Sachs & Co. of the election of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merck may agree upon in writing; provided, however, that the place and time of delivery of the Firm Shares (the "First Time of Delivery") shall be at the same place as, and on the same day as and promptly after, the closing of the exchange of indebtedness of Merck for shares of Stock contemplated by the

Exchange Agreements. The place and time of delivery of the Optional Shares, if not the First Time of Delivery, are herein called the "Second Time of Delivery". The First Time of Delivery and the Second Time of Delivery are each herein called a "Time of Delivery".

       (c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, NY 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at ......
p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. (a) The Selling Stockholders and the Underwriters hereby confirm their engagement of Salomon Smith Barney Inc. as, and Salomon Smith Barney Inc. hereby confirms its agreement with the Selling Stockholders and the Underwriters to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Shares. Salomon Smith Barney Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".

       (b) The Selling Stockholders, the Underwriters and the QIU agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Shares. The Company and Merck agree to cooperate with the Underwriters and the QIU to enable the Underwriters to comply with Rule 2720 and the QIU to perform the services contemplated by this Agreement.

       (c) Merck agrees promptly to reimburse the QIU for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

       (d) The QIU hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

6. The Company agrees with each of the Underwriters and with the QIU:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you and the

QIU, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the QIU with copies thereof; to advise you and the QIU, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

       (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

       (c) Prior to 12:00 noon, New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the QIU with written and electronic copies of the Prospectus in New York City in such quantities as you and the QIU may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date of this Agreement or described in the Prospectus), without your prior written consent;

     (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (h) To use its best efforts to list the Shares on the New York Stock Exchange and to maintain the listing for a period of at least three years after the effective date of the Registration Statement;

     (i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

     (j) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

     (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, shall be removed from the Underwriter's website as promptly as practicable at the request of the Company following the First Time of Delivery, is granted without any fee, and may not be sublicensed, assigned or transferred.

7. Merck covenants and agrees with the several Underwriters and the QIU to pay or cause to be paid: (i) the fees, disbursements and expenses of Merck's and the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the QIU and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses and transfer taxes incident to the sale and delivery of any Optional Shares to be sold by Merck hereunder; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. In connection with clause (viii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and Merck agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section and
Section 10 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder as to the Firm Shares and of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. as to the Optional Shares, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, of Merck and of the QIU herein are, at and as of the First Time of Delivery or the Second Time of Delivery, as the case may be, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, the condition that the QIU shall have furnished to the Underwriters the letter referred to in clause (v) of Section 5(a) hereof and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex III(a) hereto), dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex III(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

     (d) David Machlowitz, General Counsel for the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex III(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

     (e) With respect to the First Time of Delivery, Fried, Frank, Harris, Shriver & Jacobson, counsel for Merck, shall have furnished to Goldman, Sachs & Co. and J.P. Morgan Securities Inc. their written opinion (a draft of such opinion is attached as Annex III(d) hereto), dated the First Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co. and J.P. Morgan Securities Inc.;

     (f) With respect to the Second Time of Delivery, Fried, Frank, Harris, Shriver & Jacobson, counsel for Merck, shall have furnished to Goldman, Sachs & Co. and J.P. Morgan Securities Inc. their written opinion (a draft of such opinion is attached as Annex III(e) hereto), dated the Second Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co. and J.P. Morgan Securities Inc.;

     (g) (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you and the QIU letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letters delivered prior to the execution of this Agreement are attached as Annex I(a) hereto and a draft of the form of letter to be delivered by PricewaterhouseCoopers LLP on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto), and (ii) Arthur Andersen LLP shall not have withdrawn its letter addressed to you and to the Company, dated May 22, 2002, and attached as Annex II hereto, notified you that such letter no longer represents the views of Arthur Andersen LLP or notified you of any fact or opinion inconsistent with any of the facts or opinions contained in such letter;

     (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of you as the representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market System; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of you as the representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (k) The Shares at such Time of Delivery shall have been duly listed subject to notice of issuance on the New York Stock Exchange;

     (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses;

     (m) Each transaction required to have occurred pursuant to the Master Separation and Distribution Agreement, prior to the initial public offering of the Shares, including but not limited to the consummation of the Realignment Transactions and the execution and delivery by Merck and the Company of the Ancillary Agreements, each as defined in the Master Separation and Distribution Agreement, shall have occurred; and

     (n) The Company and Merck shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and Merck satisfactory to you as to the accuracy of the respective representations and warranties of the Company and Merck herein, as the case may be, at and as of such Time of Delivery, as to the respective performance by the Company and Merck, as the case may be, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

9. The obligation of each Selling Stockholder to deliver the Firm Shares and of Merck to deliver the Optional Shares upon payment therefor shall be subject to the condition that at the time of closing (a) no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission and (b) in the case of the Firm Shares, the closing of the exchange of indebtedness contemplated in each Exchange Agreement shall have occurred.

     In case the condition specified above in this Section 9 shall not have been fulfilled, this Agreement may be terminated by either Selling Stockholder by delivering written notice of termination to you and the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 7.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter or the QIU through Goldman, Sachs & Co., by either Selling Stockholder expressly for use therein, or by Merck to the extent, but only to the extent, that such information provided by Merck is covered by the indemnification contained in subsection 10(b) below.

     (b) Merck will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Merck expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Each Underwriter and each Selling Stockholder will indemnify and hold harmless the Company or Merck, as the case may be, against any losses, claims, damages or liabilities to which the Company or Merck, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company, in the case of each Underwriter, by such Underwriter through Goldman, Sachs & Co., or, in the case of each Selling Stockholder, by such Selling Stockholder, expressly for use therein; and will reimburse the Company and Merck, as the case may be, for any legal or other expenses reasonably incurred by the Company or Merck as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, the Company and Merck agree to indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Merck will be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

     (e) The QIU will indemnify and hold harmless the Company, Merck, each Selling Stockholder and each Underwriter against any losses, claims, damages or liabilities to which the Company, Merck, such Selling Stockholder or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the QIU expressly for use therein or constitutes a reference to the QIU consented to by it pursuant to Section 5(f) hereof; provided, however, that the Company, Merck, each Selling Stockholder and each Underwriter acknowledge that the statements set forth in the fourth and fifth sentences under the caption "Underwriting--Pricing of this Offering" in any Preliminary Prospectus; and the Prospectus constitute the only information furnished in writing by or on behalf of the QIU for inclusion in any Preliminary Prospectus or the Prospectus and will reimburse the Company, Merck, each Selling Shareholder or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, Merck, each

Selling Stockholder or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (f) Promptly after receipt by an indemnified party under subsection (a),
(b), (c), (d) or (e) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (g) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b), (c), (d) or above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Merck on the one hand and the Underwriters, the Selling Stockholders and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Merck on the one hand and the Underwriters, the Selling Stockholders and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Merck on the one hand and the Underwriters, the Selling Stockholders and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Merck on the one hand or the Underwriters, the Selling Stockholders or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Merck, the Underwriters, the Selling Stockholders and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each of the parties to this Agreement acknowledges that Salomon Smith Barney Inc., in its capacity as QIU, will not benefit from the offering of the Shares other than the underwriting discounts and commissions it receives in its capacity as Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (h) The obligations of the Company and Merck under this Section 10 shall be in addition to any liability which the Company or Merck may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter, either Selling Stockholder or the QIU within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls Merck, either Selling Stockholder or the QIU within the meaning of the Act; and the obligations of the QIU under this Section 10 shall be in addition to any liability which the QIU may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, Merck, either Selling Stockholder or any Underwriter within the meaning of the Act.

     (i) The liability of each Selling Stockholder under each Selling Stockholder's representations and warranties contained in Section 1(c) hereof and under the indemnity and contribution agreements contained in this Section 10 shall be limited to an amount equal to the initial public offering price of the Shares sold by each Selling Stockholder to the Underwriters.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you shall have the right to postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, Merck, the Selling Stockholders, the several Underwriters and the QIU, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statements as to the results thereof) made by or on behalf of any Underwriter or Selling Stockholder, the QIU or any controlling person of any Underwriter or Selling Stockholder, the QIU, or the Company, or Merck, or any officer or director or controlling person of the Company, or any controlling person of Merck and shall survive delivery of and payment for the Shares.

13. If for any reason any Shares are not delivered by or on behalf of Merck as provided in the Exchange Agreements or herein, Merck will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but Merck shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives;

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to the QIU shall be delivered or sent by mail, letter or facsimile transmission to its address set forth in Schedule I hereto; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in
Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the QIU, the Company, the Selling Stockholders and Merck and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, Merck, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Merck has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and Merck has not relied on the legal counsel or accounting advisors of Goldman, Sachs & Co. or J.P. Morgan Securities Inc. for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

20. All acquisitions of Debt Obligations by Goldman, Sachs & Co. or J.P. Morgan Securities Inc., all exchanges of Debt Obligations for Optional Shares by Goldman, Sachs & Co. or J.P. Morgan Securities Inc. pursuant to this Agreement and all distributions by Goldman, Sachs & Co. or J.P. Morgan Securities Inc. of the Optional Shares in connection with this Agreement are for Goldman, Sachs & Co. or J.P. Morgan Securities Inc.'s own account and not for the account of Merck. No principal-agent relationship is, or is intended to be, created between Merck and Goldman, Sachs & Co. or J.P. Morgan Securities Inc. by any of the provisions of this Agreement.

21. The Company, the Selling Stockholders and Merck are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax consequences expected to be realized with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                                Very truly yours,

                                                MEDCO HEALTH SOLUTIONS, INC.

                                                By:
                                                   ..........................
                                                   Name:
                                                   Title:


                                                MERCK & CO., INC.

                                                By:
                                                   ...........................
                                                   Name:
                                                   Title:

                                        ......................................
                                                (Goldman, Sachs & Co.)


                                        J.P. MORGAN SECURITIES INC.

                                        By:
                                           ...................................
                                           Name:
                                           Title:




Accepted as of the date hereof at New York, New York:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
Salomon Smith Barney Inc.



By:
   ...................................
        (Goldman, Sachs & Co.)


On behalf of each of the Underwriters


The Qualified Independent Underwriter


   ...................................
      (Salomon Smith Barney Inc.)

                                   SCHEDULE I

                                                                Total Number of
                                                                  Firm Shares
                           Underwriter                          to be Purchased
                           -----------                          ---------------

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
Salomon Smith Barney Inc.











                                                                ---------------
         Total                                                    46,700,000
                                                                ===============

                                   SCHEDULE II

                                                                Total Number of
                                                                  Firm Shares
                                                                  to be Sold
                                                                ---------------

The Selling Stockholder(s):

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004

         J.P. Morgan Securities Inc.
         277 Park Avenue
         New York, New York

                                                                ---------------
         Total                                                    46,700,000
                                                                ===============

                 [List of Annexes to the Underwriting Agreement]

Annex I(a):     Executed copies of the letters of PricewaterhouseCoopers LLP delivered prior to the execution of this Agreement

Annex I(b):     Draft form of letter to be delivered by PricewaterhouseCoopers LLP on the effective date of any post-effective amendment and as of each Time of Delivery

Annex II:       Letter from Arthur Andersen LLP dated [May 22, 2002]

Annex III(a):   Draft opinion of Sullivan & Cromwell and form of registration statement letter of Sullivan & Cromwell

Annex III(b):   Draft opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company

Annex III(c):   Draft opinion of David Machlowitz, General Counsel for the
                Company

Annex III(d):   Draft opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for Merck, dated the First Time of Delivery

Annex III(e):   Draft opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for Merck, dated the Second Time of Delivery